Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2013 FIRST QUARTER RESULTS

Adjusted EBITDA before non-cash compensation and non-recurring expenses for the quarter ended March 31, 2013 was $4.4 million which represents a 68.7% increase over the comparable quarter last year

BUFFALO GROVE, IL - May 7, 2013 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the first quarter ended March 31, 2013.
First Quarter 2013 Highlights

•
Total revenue, excluding proceeds from the divestiture of aerial work platform assets, for the three month period ended March 31, 2013 increased by $4.5 million or 22.5% to $24.6 million as compared to $20.1 million for the three month period ended March 31, 2012 and increased 7.4% from $22.9 million for the three month period ended December 31, 2012;

•	Equipment rental revenue increased by $1.2 million or 11.7% to $11.5 million for the three month period ended March 31, 2013 compared to $10.3 million for the three month period ended March 31, 2012;

•	For the third consecutive quarter, utilization for all rental asset categories increased on a year over year basis;

•	Crawler crane utilization increased to 43.9% for the three month period ended March 31, 2013 compared to 37.0% for the three month period ended March 31, 2012;

•	Average monthly rental rates for crawler cranes increased by $742 or 4.6% to $16,975 for the three month period ended March 31, 2013 from $16,233 for the three month period ended March 31, 2012;

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses for the three month period ended March 31, 2013 increased 68.7% to $4.4 million as compared to $2.6 million for the three month period ended March 31, 2012; and

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses for the trailing twelve month period ended March 31, 2013 increased by $9.5 million or 99.6% to $19.0 million from $9.5 million for the trailing twelve month period ended March 31, 2012.

CEO Comments

Ron Schad, President and CEO of Essex stated, “While our results are encouraging, I believe that we are still in the early stages of what will be a gradual recovery in utilization and rental rates for all of the assets that we rent. We are pleased with the year over year improvements we experienced in both our equipment rentals segment and our equipment distribution segment. As expected, the first quarter 2013 results were marginally negatively impacted by seasonality as our first quarter is generally our weakest quarter of our fiscal year.”

“Utilization and average monthly rental rates across all of our asset categories increased on a year over year basis in the first quarter of 2013. This marks the third consecutive quarter in which all of our asset categories have increased utilization on a year over year basis. Within our crawler crane fleet, we are encouraged by the utilization trends for our hydraulic heavy lift crawler cranes. These hydraulic crawler cranes have higher dollar rental rates and account for approximately 70% of the value of our crawler crane fleet and approximately 50% of the value of our total fleet. Utilization for our fleet of heavy lift hydraulic crawler cranes for the quarter ended March 31, 2013 was 60.5% and has now been above 60% for the past 3 quarters. Furthermore, utilization of this asset class has increased in each month this year and is currently in excess of 69%. While quoting activity related to contractors that have been awarded construction projects has been lower than our expectations thus far in 2013, our win rate on these quotes has been

Exhibit 99.1

better than expected. We will continue to closely monitor quoting activity as we believe it is an important indicator of future business performance.”
“As we have previously mentioned, we completed the refinancing of all of our operating company debt in the first quarter of 2013 and extended maturities to 2016 and beyond. We are extremely pleased with the long-term financial stability that the refinancing provides. During the first quarter of 2013, we also completed the divestiture of all aerial work platform equipment from our rental fleet. Our focus is now on selling excess core rental equipment to pay down debt or recycle our capital into asset classes where we are experiencing higher demand.”

First Quarter 2013 Overview

Equipment rentals segment revenues were $17.8 million for the three month period ended March 31, 2013 versus $18.1 million for the three month period ended March 31, 2012. Equipment rentals segment revenues include rental, transportation, used rental equipment sales, and repairs and maintenance of rental equipment. Excluding proceeds from the divestiture of aerial work platform assets of $0.4 million and $3.6 million for the three month periods ended March 31, 2013 and 2012, respectively, equipment rentals segment revenues increased 20.2% or $2.9 million. This increase is due to a $1.2 million increase in equipment rental revenues driven by higher utilization and average rental rates for all core asset categories and a $1.7 million increase in rental equipment sales, excluding the sale of aerial work platform assets. Gross profit for this segment increased by 118.2% to $4.4 million for the three month period ended March 31, 2013 from $2.0 million in the comparable period in 2012. The majority of the improvement in gross margin was due to the $1.2 million increase in equipment rentals revenue. Additionally, approximately $0.6 million of the increase in gross profit within the equipment rentals segment was due to an increase in gross profit related to used rental equipment sales.

Equipment distribution segment revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $3.7 million for the three month period ended March 31, 2013 compared to $0.9 million for the three month period ended March 31, 2012. Equipment distribution segment revenue for the three month period ended March 31, 2013 is 91% of the revenue for this segment for the full year of 2012. While we do not believe that our year over year equipment distribution segment revenue growth rate is sustainable; we anticipate continued year-over-year improvement in this segment based on orders already in hand.

Parts and service segment revenue was $3.5 million for the three month period ended March 31, 2013 as compared to $4.7 million for the three month period ended March 31, 2012. Gross profit decreased to $0.9 million for the three month period ended March 31, 2013 compared to $1.3 million in the comparable period in 2012. The decline in parts and service revenues and gross profit is partly due to the seasonally slower business environment and a higher usage of our service resources to support our retail sale and rental activities.

Total gross profit increased by 68.1% to $5.7 million for the three month period ended March 31, 2013 as compared to $3.4 million for the three month period ended March 31, 2012. Gross profit margin increased by approximately 8.5 percentage points to 22.8% for the three month period ended March 31, 2013 from 14.3% for the three month period ended March 31, 2012.

Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 68.7% to $4.4 million for the three month period ended March 31, 2013 compared to $2.6 million for the three month period ended March 31, 2012.

Outlook for 2013

Mr. Schad continued, “Thus far in the second quarter of 2013, we are continuing to experience a gradual increase in utilization as compared to the first quarter of 2013. Our focus for the remainder of 2013 will be on maximizing the return on invested capital of our rental fleet through increased utilization and rental rates, increasing parts, service and equipment distribution sales volume and identifying additional opportunities to become more efficient and profitable in all of the services that we provide to our customers.”

Exhibit 99.1

“Adjusted EBITDA before non-cash compensation and non-recurring expenses was $19.0 million for the trailing twelve month period ended March 31, 2013. In closing, we reaffirm our previously provided guidance that we are expecting EBITDA before non-cash compensation expenses for the year ended December 31, 2013 to be in the range of $21 million to $26 million, and we expect interest expense and net capital expenditures to be approximately $10 million and $2 million, respectively.”

Conference Call

Essex's management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, May 8, 2013. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and

Exhibit 99.1

allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:

Essex Rental Corp.
Martin Kroll
Chief Financial Officer
(847) 215-6502 / mkroll@essexrentalcorp.com
OR
Kory Glen
Director of Finance
(847) 215-6522 / kglen@essexcrane.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statement of Operations (Unaudited)

	Three Months Ended March 31,
	2013	2012
REVENUES
Equipment rentals	$11,485,089	$10,284,322
Retail equipment sales	3,709,684	916,446
Used rental equipment sales	3,799,170	5,328,862
Retail parts sales	1,745,791	2,332,242
Transportation	1,192,585	1,344,063
Equipment repairs and maintenance	3,132,135	3,532,250
TOTAL REVENUES	25,064,454	23,738,185

COST OF REVENUES
Salaries, payroll taxes and benefits	2,750,858	2,883,136
Depreciation	4,671,136	5,246,187
Retail equipment sales	3,130,620	719,815
Used rental equipment sales	2,601,966	4,703,899
Retail parts sales	1,350,865	1,134,046
Transportation	1,131,205	1,136,973
Equipment repairs and maintenance	2,881,016	3,721,972
Yard operating expenses	824,019	788,058
TOTAL COST OF REVENUES	19,341,685	20,334,086

GROSS PROFIT	5,722,769	3,404,099

Selling, general and administrative expenses	6,081,200	6,987,955
Other depreciation and amortization	283,901	326,404
LOSS FROM OPERATIONS	(642,332)	(3,910,260)

OTHER INCOME (EXPENSES)
Other income (expense)	4,552	(15,560)
Interest expense	(2,515,188)	(2,908,682)
Foreign currency exchange gains (losses)	(116,035)	35,539
TOTAL OTHER INCOME (EXPENSES)	(2,626,671)	(2,888,703)

LOSS BEFORE INCOME TAXES	(3,269,003)	(6,798,963)

BENEFIT FOR INCOME TAXES	(1,105,753)	(2,102,621)

NET LOSS	$(2,163,250)	$(4,696,342)

Weighted average shares outstanding:
Basic	24,611,513	24,525,103
Diluted	24,611,513	24,525,103

Loss per share:
Basic	$(0.09)	$(0.19)
Diluted	$(0.09)	$(0.19)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	60.5%	63.0%	50.1%
Crawler Cranes - Traditional	31.2%	31.2%	28.9%
Rough Terrain Cranes	58.4%	61.9%	54.8%
Boomtrucks	43.4%	54.0%	43.0%
Self-Erecting Tower Cranes	46.7%	41.6%	28.3%
City & Other Tower Cranes	58.4%	56.0%	47.9%

(See definitions in the quarterly and annual reports filed with the SEC.)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Unaudited)

	Three Months Ended March 31,
	2013	2012
Segment revenues
Equipment rentals	$17,848,464	$18,116,501
Equipment distribution	3,709,684	916,447
Parts and service	3,506,306	4,705,237
Total revenues	$25,064,454	$23,738,185

Segment gross profit
Equipment rentals	$4,387,309	$2,010,650
Equipment distribution	409,235	46,148
Parts and service	926,225	1,347,301
Total gross profit	$5,722,769	$3,404,099

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended March 31,
	2013	2012
Net loss	$(2,163,250)	$(4,696,342)
Benefit for income taxes	(1,105,753)	(2,102,621)
Foreign currency exchange (gains) losses	116,035	(35,539)
Interest expense	2,515,188	2,908,682
Other (income) expense	(4,552)	15,560
Loss from operations	(642,332)	(3,910,260)

Depreciation	4,671,136	5,246,187
Other depreciation and amortization	283,901	326,404
Adjusted EBITDA (1)	$4,312,705	$1,662,331

(1) Includes non-cash stock compensation and non-recurring expenses of $0.1 million and $1.0 million for the three months ended March 31, 2013 and 2012, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheet

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$3,108,111	$8,389,321
Accounts receivable, net	17,075,733	14,658,198
Other receivables	2,083,304	2,282,104
Deferred tax assets	3,102,228	3,022,625
Inventory
Retail equipment	634,176	1,815,670
Retail spare parts, net	1,355,258	1,386,412
Prepaid expenses and other assets	1,645,327	1,494,751
TOTAL CURRENT ASSETS	29,004,137	33,049,081

Rental equipment, net	300,198,299	306,892,373
Property and equipment, net	6,547,450	6,610,976
Spare parts inventory, net	3,041,816	3,145,129
Identifiable finite lived intangibles, net	1,320,000	1,403,571
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	7,354,837	1,170,354

TOTAL ASSETS	$349,262,665	$354,067,610

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,626,962	$5,342,637
Accrued employee compensation and benefits	1,634,990	1,999,143
Accrued taxes	2,726,013	3,211,400
Accrued interest	762,902	1,359,017
Accrued other expenses	939,798	1,358,036
Unearned rental revenue	1,790,581	1,520,701
Customer deposits	487,010	73,795
Term loan - short-term	2,000,000	—
Purchase money security interest debt - short-term	854,974	828,610
Promissory notes	5,154,903	5,130,870
Capital lease obligation	1,275	3,154
TOTAL CURRENT LIABILITIES	19,979,408	20,827,363

LONG-TERM LIABILITIES
Revolving credit facilities	171,190,409	210,592,909
Term loan	38,000,000	—
Purchase money security interest debt	2,180,246	2,147,349
Deferred tax liabilities	45,680,095	46,258,254
TOTAL LONG-TERM LIABILITIES	257,050,750	258,998,512

TOTAL LIABILITIES	277,030,158	279,825,875

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,653,513 shares at March 31, 2013 and 24,555,818 shares at December 31, 2012	2,465	2,456
Paid in capital	124,619,117	124,460,238
Accumulated deficit	(52,394,188)	(50,230,938)
Accumulated other comprehensive gain, net of tax	5,113	9,979
TOTAL STOCKHOLDERS' EQUITY	72,232,507	74,241,735

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$349,262,665	$354,067,610